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                                                                Exhibit 99(d)(3)

                                                                 January 5, 2000


ADP Financial Information Services, Inc.
2 Journal Square Plaza, #1
Jersey City, NJ 07306-4098


                     Re:    CONFIDENTIALITY AGREEMENT

Ladies and Gentlemen:

                  You, ADP Financial Information Services, Inc. (hereinafter, the "RECIPIENT") have requested certain information concerning Cunningham Graphics International, Inc. (together with its subsidiaries, the "COMPANY") in connection with your consideration of a potential negotiated transaction involving the Company (any such transaction, a "TRANSACTION"). In consideration thereof, and as a condition to being furnished such information by the Company, the Recipient agrees, as set forth in this letter agreement (this "AGREEMENT"), to treat confidentially any non-public, confidential or proprietary information that the Company, its agents or its representatives (including its attorneys and financial advisors) furnish to the Recipient or the Recipient's directors, officers, employees, agents, advisors, prospective lenders or affiliates or representatives of the Recipient's agents, advisors, prospective lenders or affiliates (each of the foregoing, other than the Recipient, a "RECIPIENT'S REPRESENTATIVE"), whether furnished before or after the date of this Agreement, regardless of the form in which such information is communicated or maintained, and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by the Recipient or others, which are based on, contain or otherwise reflect such information (collectively, the "EVALUATION MATERIAL").

                  The term "Evaluation Material" does not include information that (i) is or becomes available to the public, other than as a result of a disclosure by the Recipient or a Recipient's Representative in breach of this Agreement, (ii) was available to the Recipient or a Recipient's Representative, or has become available to the Recipient or a Recipient's Representative, on a non-confidential basis from a source other than the Company, its agents or representatives; PROVIDED that the source of such information was not bound by a confidentiality agreement with the Company, its agents or representatives with respect to such material, or otherwise prohibited from transmitting the information to the Recipient or such Recipient's Representative by a contractual, legal or fiduciary obligation or (iii) the Recipient or a Recipient's Representative independently developed without reference to Evaluation Material.


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                  It is understood that the Recipient may disclose Evaluation
Material to those of the Recipient's Representatives that require such material for the purpose of evaluating a Transaction; PROVIDED that each such Recipient's Representative shall be informed in writing by the Recipient of the confidential nature of the Evaluation Material. The Recipient agrees that the Evaluation Material will be kept confidential by the Recipient and the Recipient's Representatives and, except with the specific prior written consent of the Company or as expressly otherwise permitted by the terms hereof, will not be disclosed by the Recipient or any Recipient's Representative to any person. The Recipient further agrees that it may be held responsible by the Company for any action or failure to act that would constitute a breach of the terms of this Agreement by any Recipient's Representative. The Recipient further agrees that the Recipient and the Recipient's Representatives will not use Evaluation Material for any reason or purpose other than to evaluate a potential Transaction.

                  Without the prior written consent of the Company, the Recipient and the Recipient's Representatives will not disclose to any person the fact that Evaluation Material has been made available to the Recipient or any Recipient's Representative or that the Recipient or any Recipient's Representative has inspected Evaluation Material. Neither the Recipient nor any Recipient's Representative shall disclose to any person (i) the fact that any discussions or negotiations are taking place concerning a Transaction or (ii) any of the proposed terms, proposed conditions or other facts with respect to any Transaction, including the status thereof. Notwithstanding anything in this paragraph to the contrary, the Recipient may make such disclosures if it is required to do so under applicable law or the applicable rules or regulations of any securities exchange or similar self-regulatory organization.

                  Notwithstanding anything in this Agreement to the contrary, in the event that the Recipient or any Recipient's Representative is requested or required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose Evaluation Material, it is agreed that the Recipient and any such Recipient's Representative will provide the Company with prompt notice of such event so that the Company may seek a protective order or other appropriate remedy or waive compliance with the applicable provisions of this Agreement by the Recipient or such Recipient's Representative. In the event the Company determines to seek such protective order or other remedy, the Recipient and any such Recipient's Representative will cooperate with the Company in seeking such protective order or other remedy. In the event that such protective order or other remedy is not obtained and disclosure of Evaluation Material is required, or the Company grants a waiver hereunder, the Recipient or such Recipient's Representative, as the case may be, (i) may, without liability hereunder furnish that portion (and only that portion) of the Evaluation Material which the Recipient or such Recipient's Representative is legally required to disclose and (ii) will exercise its reasonable best efforts to assist the Company in obtaining confidential treatment accorded any Evaluation Material so furnished.


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                  The Recipient is aware, and the Recipient will advise the
Recipient's Representatives who are informed of the matters that are the subject of this Agreement, that applicable securities laws restrict persons with material, non-public information concerning the Company (including matters that may be the subject of this Agreement) from purchasing or selling securities of the Company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.

                  The Recipient agrees that for a period of two years from the date of this Agreement neither the Recipient nor any of the Recipient's affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), alone or with others, will in any manner, without the prior written consent of the Company: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way knowingly assist (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition of beneficial ownership (as such term is defined under the Exchange
Act) of any voting securities of the Company or securities or rights convertible into or exchangeable for any voting securities of the Company, (ii) any acquisition of all or substantially all of the assets of the Company, (iii) any tender or exchange offer involving the voting securities of the Company, (iv) any merger, other business combination, recapitalization restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or (v) any "solicitation" of "proxies" (as such terms are used under the Exchange Act) or consents with respect to any voting securities of the Company;
(b) form, join or in any way participate in a "group" (as such term is used under the Exchange Act) with respect to any voting securities of the Company;
(c) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company; (d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or (e) enter into discussions or arrangements with any third party with respect to any of the matters set forth in clauses (a) through (d) above. The Recipient also agrees during such period not to request, directly or indirectly, that the Company (or its directors, officers, employees or agents) amend or waive any provision of this paragraph (including this sentence). The Recipient will promptly advise the Company of any inquiry or proposal made to it or any of its affiliates with respect to any of the matters referred to in clauses (a) through
(d) of this paragraph.

                  Without the prior written consent of the Company, (i) neither the Recipient nor any Recipient's Representative who is aware of the Evaluation Material or that a Transaction is contemplated will (A) initiate or cause to be initiated (other than through Prudential Securities, Incorporated) any communication concerning the Evaluation Material or any potential Transaction with any employee of the Company that is not aware that a Transaction is contemplated or (B) except as permitted pursuant to the terms of this Agreement, otherwise make contact with any employee of the Company under circumstances that are reasonably likely to


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result in disclosure to such employee that a Transaction is being contemplated,
(ii) none of the Recipient's directors, officers, employees or affiliates who are aware of the Evaluation Material or that a Transaction is contemplated will, for the two-year period from the date of this Agreement, solicit or cause to be solicited the employment of, or hire, any employee of the Company and (iii) neither the Recipient nor any Recipient's Representative who is aware of the substance of the Evaluation Material or that a Transaction is contemplated will, for the two-year period from the date of this Agreement, divert or attempt to divert any business of the Company as of the date of this agreement or any customer of the Company or any of its affiliates, except in the ordinary course of business consistent with past practices of the Recipient or Recipient's Representative (the parties acknowledge that this clause (iii) will not restrict the Recipient or any Recipient's Representative from pursuing any business opportunities that are initiated by mutual clients of the Recipient and the Company, provided that the substance or the existence of the Evaluation Material or the fact that a Transaction is contemplated is not used in connection therewith).

                  In the event that the Recipient decides not to proceed with the Transaction, or upon the written request of the Company, the Recipient will promptly deliver or cause to be delivered to the Company (or destroy, with such destruction to be certified to the Company) all documents or other matter furnished by the Company or its agents or representatives to the Recipient or the Recipient's Representatives constituting Evaluation Material, together with all copies thereof in the possession of the Recipient or the Recipient's Representatives. In such event, all other documents or other matter constituting Evaluation Material prepared by the Recipient or the Recipient's Representatives will be destroyed, with any such destruction certified to the Company.

                  Although the Recipient understands that the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of the Recipient's investigation, the Recipient further understands and acknowledges that neither the Company nor its agents or its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to the Recipient or the Recipient's Representatives by the Company, its agents or representatives in connection with matters contemplated hereby. With respect to the accuracy and completeness of Evaluation Material, only those representations and warranties that may be made to the Recipient in a definitive written agreement for a Transaction, when, as and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect, and the Recipient agrees that if the Recipient determines to engage in a Transaction such determination will be based solely on the terms of such definitive written agreement and on the Recipient's own investigation, analysis and assessment of the Transaction. Except as provided in any such definitive written agreement, neither the Company nor any of its agents, representatives or affiliates shall have any liability to the Recipient or any other party, including, without limitation, the Recipient's Representatives, resulting from the use of, or reliance on, Evaluation Material by the Recipient or the Recipient's Representatives.


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Moreover, unless and until such a definitive written agreement is entered into, none of the Company or its agents, representatives or affiliates, or the Recipient or the Recipient's Representatives, by virtue of this Agreement or any other written or oral expression, will be under any legal obligation of any kind whatsoever with respect to such a Transaction except for the matters specifically agreed to in this Agreement. Without limiting the generality of the foregoing, the Recipient specifically acknowledges and agrees that, unless and until such a definitive written agreement is entered into, the Company may conduct and change the process with respect to any possible Transaction as the Company, in its sole discretion, shall determine, including, without limitation, at any time terminating access to the Evaluation Material by the Recipient and the Recipient's Representatives, rejecting any and all offers without stating reasons, negotiating with one or more other parties and entering into a definitive agreement for a Transaction without prior notice to the Recipient or any other person. The Recipient agrees and acknowledges that the Company has not granted the Recipient any license, copyright, or similar right with respect to any Evaluation Material.

                  As used in this Agreement, the term "person" shall mean any individual, corporation, company, association, partnership, joint venture, trust or other unincorporated organization or entity.

                  This Agreement may be modified or amended only by a separate writing signed by the Company and the Recipient expressly so modifying or amending this Agreement.

                  This Agreement supersedes all prior oral or written agreements or understandings that may exist between any of the parties hereto in respect of any Evaluation Material.

                  In the event of litigation regarding this Agreement, if a court of competent jurisdiction determines in a final, nonappealable order that this Agreement has been breached by the Recipient or by a Recipient's Representative, then the Recipient will reimburse the Company for its reasonable costs and expenses (including, without limitation, reasonable legal fees) incurred in connection with enforcing this Agreement in such litigation. The Recipient also acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by the Recipient or the Recipient's Representatives and that any such breach would cause the Company irreparable harm. Accordingly, the Recipient also agrees that in the event of any breach or threatened breach of this Agreement, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

                  It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.


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                  The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

                  Except as provided in any definitive written agreement with respect to a Transaction, the obligations under this Agreement shall continue whether or not negotiations continue or a Transaction is consummated, except that the Recipient's obligations in this Agreement relating to information about the Company shall terminate on completion of a Transaction.

                  The Recipient agrees and consents to personal jurisdiction and venue in any federal or state court within the Borough of Manhattan, in the City of New York, having subject matter jurisdiction, for the purposes of any action, suit or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by law, the Recipient and the Company hereby agree to waive trial by jury in any action proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to this Agreement.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).


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                This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                  If you are in agreement with the foregoing, please sign and return one copy of this letter, which thereupon will constitute a binding agreement between us with respect to the subject matter hereof.

                                  Very truly yours,

                                  PRUDENTIAL SECURITIES
                                  INCORPORATED, as agent
                                  for Cunningham
                                  Graphics
                                  International, Inc.



                                  By:  /s/ ROBERT AIELLO
                                     ----------------------------------
                                        Name: Robert Aiello
                                       Title: Managing Director



Confirmed and agreed to as of the date first above written:

ADP Financial Information Services, Inc.


By:  /s/ ADAM D. AMSTERDAM
  --------------------------------------
     Name:
     Title:



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